DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles Of Organization
Limited-Liability Company
(PURSUANT TO NRS 86)

Filed in the office of Dean Heller Secretary of State State of Nevada	Document Number **20060419528-87** Filing Date and Time **06/30/2006 8:00 AM** Entity Number **E0490782006-4**

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company
Koval Investment Company, LLC
Check box if a Series Limited-Liability Company ☐

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)
Name: CSC Services of Nevada, Inc.
Physical Street Address: 502 East John Street | City: Carson City | NEVADA | Zip Code: 89706
Additional Mailing Address: | City: | State: | Zip Code:

3. Dissolution Date: (OPTIONAL-see instructions)
Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (check one)
Company shall be managed by ☐ Manager(s) OR ☒ Members

5. Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)
Name: Koval Holdings Company, LLC
Address: c/o Jenica Yurcic, 300 S. Fourth St., Suite 1200 | City: Las Vegas | State: NV | Zip Code: 89101
Name:
Address: | City: | State: | Zip Code:
Name:
Address: | City: | State: | Zip Code:

6. Names, Addresses and Signatures of Organizers (if more than one organizer attach additional page)
Name: CSC Services of Nevada, Inc. | Signature: [signature]
Address: 502 East John Street | City: CARSON CITY | State: NV | Zip Code: 89706

7. Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named limited-liability company.
CSC Services of Nevada, Inc.
By: [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company | Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form LLC ARTS 2005
Revised on 12/19/05

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